EXHIBIT 10.3

PROMISSORY NOTE

$1,000,000.00	July 21, 2014

FOR VALUE RECEIVED, the undersigned (the “Maker”) promises to pay to the order of Michael Mathews (the “Holder”) the sum of one million and No/100 Dollars ($1,000,000.00), or such lesser sum as shall have been advanced, together with interest thereon computed at the per annum rate of ten percent (10%) on January 1, 2016.  Prior to maturity, the Maker shall pay the Holder interest on the last day of each month.  This Note replaces that certain promissory note dated September 25, 2013, which replaced a promissory note dated July 1, 2013.

While in default this Note shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of New York.

Payments shall be made in lawful money of the United States at 224 West 30th Street, Suite 604 New York, N.Y. 10001, or at such other place as may be designated in writing by the Holder.

This Note shall be considered in default at the option of the Holder when (i) any past due installment of interest has not been made within five days after notice of non payment has been provided to the Maker (ii) payment of principal and accrued interest required to be made hereunder shall not have been made on the due date or as provided in the next paragraph. This Note shall remain in default until said payment shall have been made.  Failure at any time of the Holder to exercise said option shall not constitute a waiver of the right to exercise the same at any time.

In the event the Maker shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts, or seeking appointment of a receiver, custodian, trustee or other similar official for it or for all or any substantial part of its assets; or there shall be commenced against the Maker, any case, proceeding or other action which results in the entry of an order for relief or any such adjudication or appointment remains undismissed, undischarged or unbonded for a period of 30 days; or there shall be commenced against the Maker, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, restraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 10 days from the entry thereof; or the Maker shall make an assignment for the benefit of creditors; or the Maker shall be unable to, or shall admit in writing the inability to, pay its debts as they become due; or the Maker shall take any action indicating its consent to, approval of, or acquiescence in, or in furtherance of, any of the foregoing; then, or any time thereafter during the continuance of any of such events, any of these events shall cause this Note to be in default and the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable without notice of demand by the Holder.

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest and, if this Note becomes in default and is placed into the hands of an attorney for collection, to pay attorney's fees and all other costs incurred in connection with such collection provided the Holder is the prevailing party.  “Attorney's fees” are defined to include, but are not limited to, all fees incurred in all matters of collection and enforcement, construction and interpretation, before, during and after suit, proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors, reorganization, or similar proceedings.  “Attorney's fees” shall also include paralegal and law clerk fees.

The Maker knowingly, voluntarily and intentionally waives for itself and its heirs, successors and assigns, any rights which any one of them might have to a trial by jury with respect to any litigation, action, suit, or proceeding (whether at law or in equity) based on or arising out of this Note or any course of conduct, course of dealing (oral or written) or actions of any party or their respective officers, principals, partners, employees, agents or representatives in connection with the loan contemplated by this Note whether arising in contract, tort or otherwise and whether asserted by way of complaint, answer, cross claim, counter claim, affirmative defense or otherwise. No party shall seek to consolidate any such litigation, action, suit, or proceeding in which a jury trial cannot be or has not been waived with any other action in which a jury trial has been waived.

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of New York.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

ASPEN GROUP, INC., a Delaware corporation

By:
Janet Gill, Chief Financial Officer